UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 17, 2010

MODAVOX, INC.
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	333-57818	20-0122076
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 W 24th Street, Suite 11B New York, NY 10010	85281-3291
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 710-9376

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)	On May 17, 2010, Mr. Dennis Webb resigned as an independent director for personal reasons.

Mr. Webb served as an independent director since March 2010, and at the time of his resignation he was Chairman of the Compensation Committee of the Board.  It is expected that Mr. Webb will continue to advise the Board and the Company in a consulting capacity.

Augme Technologies, Inc. (OTCBB: AUGT) is the technology and services leader in interactive media marketing platforms that enable marketers and agencies to seamlessly integrate brands, promotions,video and other digital content through the power of the Internet and mobile communications. Augme’s intuitive new media marketing platforms give companies the control they need to quickly create, deploy and measure rich-media, interactive marketing campaigns across all networks and devices. Campaigns built on Augme marketing platforms condense the customer loyalty cycle by delivering personalized brand experience to customers where they work, play and live. Through its three operating divisions including mobile marketing (AD LIFE™), video content delivery (AD BOOM™) and ad network provisioning (AD SERVE™), Augme is connecting brands and content to consumers in a network of mobile and multimedia experiences enabling companies and their marketing agencies to create new markets and monetize brand interactions. Augme is headquartered in New York City. For more information, visit www.augme.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)
Date: May 17, 2010	By:	/s/ MARK SEVERINI
(Mark Severini, Chief Executive Officer)